Exhibit 99.3

PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

MIDDLEFIELD BANC CORP.

The undersigned stockholder of Middlefield Banc Corp. hereby constitutes and appoints William C. Hofstetter and Donald L. Stacy, and each of them, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Stockholders of Middlefield Banc Corp. to be held on January 10, 2017 and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Special Meeting.

The Board recommends voting FOR Proposals 1, 2, and 3.

		FOR	AGAINST	ABSTAIN

1.	To approve the transactions under the July 28, 2016 Agreement and Plan of Reorganization	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	To approve issuance of up to 563,261 shares of Middlefield Banc Corp. common stock in the merger	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To adjourn the special meeting if adjournment is necessary to allow solicitation of additional proxies if there are insufficient votes to adopt and approve the Agreement and Plan of Reorganization	☐	☐	☐

The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted FOR approval of the transactions under the July 28, 2016 Agreement and Plan of Reorganization, FOR approval of issuance of up to 563,261 shares of Middlefield Banc Corp. common stock, and FOR adjournment of the special meeting, if adjournment is necessary to allow solicitation of additional proxies. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The board knows of no other business to be presented at the meeting.

The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Special Meeting and the Joint Proxy Statement / Prospectus.

Dated: , 2017	Signature

Signature

(Please sign exactly as your name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

Middlefield Banc Corp.’s Notice of Meeting and the Joint Proxy Statement / Prospectus are available at [www.proxyvote.com]

MAIL - Please mark, sign, date, and return this proxy promptly using the postage-paid, self-addressed envelope provided.

INTERNET - You may also use the Internet to vote by accessing www.voteproxy.com and following the on-screen instructions. Please have your proxy card available when you access the web page.